LIMITED POWER OF ATTORNEY FOR

SECTIONS 13 AND 16 REPORTING OBLIGATIONS

FOR

CAPITAL CITY BANK GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS, that I, Robert H. Smith, as Partner of 2 S Partnership on behalf of 2 S Partnership (the “Partnership”), hereby make, constitute and appoint each of David C. Scileppi, Esq., and Michael V. Mitrione, Esq., acting jointly and individually, as the Partnership’s true and lawful attorneys-in-fact, with full power and authority, including full power of substitution, as hereinafter described on behalf of and in the Partnership’s name, place and stead to:

(1)       prepare, execute in the Partnership’s name and on the Partnership’s behalf, acknowledge, deliver and submit to the United States Securities and Exchange Commission (“SEC”) a Form ID (including any amendments thereto), and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the Partnership to make electronic filings with the SEC of reports required by Sections 13 and 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(2)       prepare, execute in the Partnership’s name and on the Partnership’s behalf, acknowledge, deliver and file Forms 3, 4, 5 and Schedule 13 D (including any amendments thereto) with respect to the securities of Capital City Bank Group, Inc., a Florida corporation (the “Company”), with the SEC, any applicable national securities exchange, trading associations, over the counter trading market, or similar entity as considered necessary or advisable under the Exchange Act;

(3)       seek or obtain, as the Partnership’s representative and on the Partnership’s behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to me on behalf of the Partnership and approve and ratify any such release of information; and

(4)       do and perform any and all other acts, which in the discretion of such attorney-in-fact, are necessary or desirable for and on the Partnership’s behalf in connection with the foregoing.

I acknowledge that:

(1)       this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)       any documents prepared and/or executed by any such attorney-in-fact on the Partnership’s behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3)       neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the Partnership’s responsibility to comply with the requirement of the Exchange Act, (ii) any of the Partnership’s liability for any failure to comply with such requirements, or (iii) any of the Partnership’s obligation or liability for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)       this Power of Attorney does not relieve the Partnership from responsibility for compliance with the Partnership’s obligations under the Exchange Act, including without limitation the reporting requirements under Sections 13 and 16 of the Exchange Act.

I, on behalf of the Partnership, hereby give and grant each of the attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I, on behalf of the Partnership, might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the Partnership, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

The attorneys-in-fact will not be liable for any acts or decisions made by such attorneys-in-fact in good faith and under the terms of this Limited Power of Attorney.

Any photocopy of this Limited Power of Attorney shall have the same force and effect as the original.

This Power of Attorney shall remain in full force and effect until revoked by the Partnership in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, I, on behalf of the Partnership, have caused this Limited Power of Attorney to be executed as of this 21st day of September, 2010.

2 S PARTNERSHIP

/s/ Robert H. Smith
ROBERT H. SMITH, Partner